Exhibit 23.1

[DIXON HUGHES PLLC LETTERHEAD]

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Southern Community Financial Corporation and Subsidiary:

We consent to the use of our report incorporated by reference herein.

/s/ Dixon Hughes PLLC

Sanford, North Carolina
February 28, 2005

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